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                                 PROMISSORY NOTE

$70,000,000.00                                                New York, New York
                                                                 August 21, 1996

            FOR VALUE RECEIVED, the undersigned, Consolidated Cigar Holdings Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of Mafco Consolidated Group Inc., a Delaware corporation ("MCG"), the sum of seventy million dollars ($70,000,000.00), in twenty-eight consecutive equal quarterly installments of two million five hundred thousand dollars ($2,500,000.00) each. Said installments shall be due and paid on March 31, June 30, September 30 and December 31 of each calendar year, with the first installment due and payable on March 31, 1997 and the final installment due and payable on December 31, 2003. Each such installment shall be paid in lawful money of the United States of America in immediately available funds without deduction for or on account of any present or future taxes, duties or other charges levied or imposed on this Note or the proceeds or holder hereof by the government of the United States of America or any political subdivision or taxing authority thereof. This Note shall not bear interest.

      1. Events of Default. The occurrence of any of the following events shall constitute a default under this Note (each an "Event of Default"):

            (a) the failure by Maker to pay all or any part of the indebtedness evidenced by this Note when and as the same becomes due and payable and the continuance of such failure for 60 days;

            (b) the entry by a court having jurisdiction in the premises of (i) a decree or order for relief in respect of Maker or Consolidated Cigar in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or (ii) a decree or order adjudging Maker or Consolidated Cigar bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Maker or Consolidated Cigar under any applicable federal or state law, or appointing a custodian, receiver, liquida-
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tor, assignee, trustee, sequestrator or other similar official of Maker or
Consolidated Cigar or of any substantial part of their respective property, or ordering the winding up or liquidation of affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 90 consecutive days; or

            (c) the commencement by Maker or Consolidated Cigar of a voluntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated bankrupt or insolvent, or the consent to the entry of a decree or order for relief in respect of Maker or Consolidated Cigar in an involuntary case or proceeding under any applicable federal or state bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against Maker or Consolidated Cigar, or the filing of a petition or answer or consent seeking reorganization or relief under any applicable federal or state law, or the consent to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of Maker or Consolidated Cigar or of any substantial part of their respective property, or the making of an assignment for the benefit of creditors, or the admission in writing of inability to pay debts generally as they become due, or the taking of corporate action by Maker or Consolidated Cigar in furtherance of any such action.

      2. Acceleration Upon Event of Default. Upon the occurrence and continuance of any Event of Default, the holder may, at its option, declare the remaining principal amount of this Note to be immediately due and payable upon written notice to Maker.

      3. Prepayment Right. Maker shall have the right to prepay this Note, in whole or in part, at any time or from time to time without penalty or premium, any such prepayment to be applied to the remaining installments of indebtedness in the order of their maturities or as otherwise directed by Maker.


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

      4. Subordination. (a) The holder, by its acceptance of this Note, agrees that the indebtedness evidenced by this Note is subordinate and junior in right of payment to (i) all indebtedness of Maker for money borrowed; (ii) all obligations of Maker evidenced by a bond, note, debenture, or similar instrument; (iii) all direct or indirect obligations of Maker in respect of letters of credit or other similar instruments whether contingent or otherwise;
(iv) all obligations of Maker to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business; (v) all obligations of Maker as lessee under any lease of property which is reflected on Maker's balance sheet as a capitalized lease; (vi) all indebtedness of others secured by a lien on any asset of Maker; (vii) to the extent not otherwise included, all obligations under currency swap agreements, interest rate swap agreements, interest rate hedge agreements, equity hedge contracts, foreign exchange contracts and other similar agreements; (viii) all indebtedness of others described in the preceding clause (i) which Maker has guaranteed or for which it is otherwise liable; (ix) all obligations of Maker pursuant to the U.S. Underwriting Agreement, dated August 15, 1996, among the Company and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. Incorporated and Chase Securities Inc., as representatives of the several U.S. underwriters named therein, and the International Underwriting Agreement, dated August 15, 1996, among the Company and Goldman Sachs International, Merrill Lynch International, Morgan Stanley & Co. International Limited and Chase Manhattan International Limited, as representatives of the several international underwriters named therein, and all obligations of Maker arising in connection with the offer and sale of securities of Maker after the date of this Note; (x) all obligations of Maker upon which interest charges are customarily paid; (xi) all obligations of Maker under conditional sale or other title retention agreements relating to property purchased by Maker (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property); (xii) all obligations of Maker to purchase, redeem, retire, defease or otherwise acquire for value any securities of Maker; (xiii) any deferral, amendment, renewal, extension, supplement or refunding of any liability of the kind described in any of the preceding clauses (i) through
(xii); and (xiv) all obligations of the kind described in any of the preceding clauses (i) through (xii) created,


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incurred, assumed or guaranteed after the date hereof (the foregoing indebtedness of Maker to which this Note is subordinate and junior being hereinafter referred to as the "senior indebtedness"). Except as set forth in the preceding sentence, the indebtedness evidenced by this Note is not subordinate and junior in right of payment to any indebtedness that by its terms or by operation of law is subordinated to or on a parity with this Note.

            (b) The holder further agrees, by its acceptance of this Note, that if any default or event of default with respect to indebtedness of the type described in Section 4.03(b)(1) or (2) of the Indenture, dated as of March 1, 1993 (as in effect on the date of this Note without regard to whether such Indenture is then in effect or any indebtedness is outstanding thereunder), between Consolidated Cigar Corporation and First Trust of Illinois, National Association, as trustee, has occurred and is continuing (i) no payment or distribution may be made by or on behalf of Maker on account of or with respect to indebtedness outstanding under this Note and (ii) no action may be taken to accelerate the maturity of this Note, in each case, until such default or event of default shall have been cured or waived or have ceased to exist or such indebtedness shall have been paid in full.

            (c) The holder further agrees, by its acceptance of this Note (i) that upon acceleration of any senior indebtedness or any distribution of assets of Maker, upon any dissolution, winding up, total or partial liquidation or reorganization of Maker, whether voluntary or involuntary, in bankruptcy, insolvency, receivership or similar proceeding or upon assignment for the benefit of creditors, the holders of all senior indebtedness shall first be entitled to receive payments in full (or to have such payment duly provided for) of all other amounts payable in respect thereof, before the holder is entitled to receive any payment on account of amounts due and payable under this Note and, in such case, any payment or distribution of any kind or character either in cash, property or securities which shall be payable or deliverable upon or in respect of the indebtedness evidenced by this Note shall be paid or delivered direct to the holders of the senior indebtedness for application in payment of the amounts then due on the senior indebtedness until the senior indebtedness shall have been paid in full; and (ii) to hold in trust for the holders of the senior indebtedness and immediately remit to the holders


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

of the senior indebtedness any payment or distribution received by the holder in contravention of the foregoing.


            (d) The foregoing provisions as to subordination are solely for the purpose of defining the relative rights of the holders of the senior indebtedness on the one hand, and the holder of the Note on the other than, and none of such provisions shall impair, as between Maker and the holder, the obligations of Maker, which is unconditional and absolute, to pay to the holder the indebtedness evidenced by this Note in accordance with the terms of this Note, nor shall any such provisions prevent the holder of this Note from exercising all remedies otherwise permitted by applicable law or under the terms of this Note upon default, subject to the rights under the foregoing provisions of holders of senior indebtedness to receive cash, property or securities otherwise payable or deliverable to the holder of this Note.

      5. Waiver. No failure by the holder to exercise, or delay by the holder in exercising, any right or remedy hereunder shall operate as a waiver thereof or of any other right or remedy and no single or partial exercise of any right or remedy shall preclude any other or further exercise thereof or of any other right or remedy. Acceptance by the holder of any payment after the maturity of this Note has been accelerated shall not constitute a waiver of such acceleration.

      6. Assignment. Holder may assign to one or more Permitted Assignees all or a portion of its interests, rights and obligations under this Note. The phase "Permitted Assignees", as used herein, shall mean MacAndrews & Forbes Holdings Inc. ("MacAndrews & Forbes") and each corporation, individual, joint stock company, joint venture, partnership, unincorporated association, trust or other entity, directly or indirectly, through one or more intermediaries, controlling or controlled by, or under common control with MacAndrews & Forbes.

      7. Meaning of Holder. The word "holder", as used herein, shall mean MCG or any endorsee of this Note, in accordance with the provisions of Section 6, who is in possession of it.

      8. Governing Law. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.


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            IN WITNESS WHEREOF, Maker has caused this Note to be duly executed by the undersigned officer.


                                      CONSOLIDATED CIGAR HOLDINGS INC.



                                      By:   /s/ Glenn P. Dickes
                                          --------------------------------------
                                          Name:  Glenn P. Dickes
                                          Title: Vice President




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

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

________________________________________________________________________________

________________________________________________________________________________
                                Name and Address

the within Note and all rights hereunder, hereby irrevocably constituting and appointing

________________________________________________________________________________

to transfer said Note on the books of Maker, with full power and substitution in the premisses.


Dated:_______________


                                       By:___________________________


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